STATE OF NEW YORK PUBLIC SERVICE COMMISSION CASE 21-E-0130 - Joint Petition of Exelon Corporation and Exelon Generation Company' LLC for a Declaratory Ruling Disclaiming Jurisdiction over or Abstaining from Further Review of the Proposed Transaction, or in the Alternative, an order Authorizing the Proposed Transaction Pursuant to Section 70 of the New York Public Service Law JOINT PROPOSAL By and Among: Exelon Corporation Exelon Generation ComPanYo LLC staff of the New York State Department of Public Service New York State Office of the Attorney General Alliance for a Green EconomY Dated: November 2302021

TABLE OF CONTENTS

PRELIMINARY STATEMENT 1

DEFINITIONS 2

DESCRIPTION OF TRANSACTIONS 6

PROCEDURAL SUMMARY 7

I. GENERAL PROVISIONS 10

II. SPECIFIC TERMS OF AGREEMENT AND CONDITIONS 15

- A. Financial Assurance Mechanisms 15
- B. New York Site Reports 19
- C. Emergency Management and Response During Operations and Following Permanent Cessation and Certification 20
- D. State Monitoring 21
- E. Schedule 22
- F. Ongoing Site Operations 23
- G. Deactivation Notices 23
- H. Additional Commitments 23
- 1. Property Taxes 23

III. ENFORCEMENT 24

IV. FORCE MAJEURE 27

V. ACKNOWLEDGEMENTS 28

VI. BENEFITS OF ONGOING OPERATIONS AND DECOMMISSIONING STRUCTURE 28

VII. PROPOSED COMMISSION FINDINGS & AUTHORIZATION 29

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PRELIMINARY STATEMENT This Joint Proposal ("Joint Proposal") is made as of the 23rd day of November,202l by and among Exelon Corporation and Exelon Generation Company, LLC (individually, "EXC" and 'oExelon Generation," and collectively, 'oJoint Petitioners"); Staff of the New York State Department of Public Service ("DPS Staff'), the New York State Offrce of the Attorney General (,NYSOAG"), and Alliance for a Green Economy ("AGREE"), all of which are parties to Case 21-E-0130 before the New York State Public Service Commission ("Commission" ot "PSC"), a proceeding in which Joint Petitioners have filed the Joint Petition seeking Commission authorization pursuant to New York Public Service Law ('NYPSL") Section 70 concerning a proposed intercorporate transfer ("Proposed Transaction").1 The signatories to this Joint Proposal are collectively referred to herein as "the Signatory Entities" or "signatory Parties."2 The Proposed Transaction under consideration in Case 21-E-0130 involves an inter- corporate transaction pursuant to which Exelon Generation will be spun from EXC and become the core business of an independent, publicly traded and well-capitalized holding company that directly and indirectly owns and operates merchant generation and serves customers in competitive electricity and gas markets. Exelon Generation currently holds indirect ownership interests in Nine Mile point Nuclear Station Unit 1 ("NM 1"), the R.E. Ginna Nuclear Power Plant ("Ginna")' the r See NypSC Case 2l-E-01 30, supra,"Joint Petition of Exelon Corporation and Exelon Generation Company, LLC for a Declaratory Ruling Disclaiming Jurisdiction over or Abstaining from Further Review of the Proposed Transaction, or in the Altirnative, un oid.. Authorizing the Proposed Transaction Pursuant to Section 70 of the New york public Service Law', (dated February 25,2021f (hereinafter, "Joint Petition"). Following the closing of the transaction addressed in Case 21-E-0l30,Exelon Generation's name will be changed. A letter advising of this change will subsequently be submitted in Case 2l-E-0130. 2 The Long Island power Authority ("LIPA") has authorized the Signatory Entities to state that it does not oppose the Transaction. Given that the parties request Commission action at its December session, the parties agreed to file the Joint proposal on Novemb "i 23, zTzt- *ith the signatures of Joint Petitioners, DPS staff, NYSOAG' and AGREE. While LIpA did not execute the Joint proposal on November 23,2021, it is, and will continue to, review these matters internally.

James A. FitzPatrick Nuclear Power Plant ("FitzPatrick") and 82% of Nine Mile Point Nuclear Station Unit 2 ("NM 2") and is the licensed Nuclear Regulatory Commission ("NRC") operator of the four New York Nuclear Assets.[3] At the time the Transaction closes, Exelon Generation will continue to indirectly own and operate the four New York Nuclear Assets utilizing the same skilled workforce that currently operates the sites.

The parties' negotiations have culminated in this Joint Proposal, which is being filed with the Commission in Case 21-E-0130 for its consideration to resolve all matters therein. The parties have considered this Joint Proposal together with the Joint Petition and the record in Case 21-E-0130. The Signatory Entities hereby recommend that the Proposed Transaction be authorized under NYPSL Section 70 and that this Joint Proposal be adopted because taken together, they are in the public interest. The Joint Proposal is presented in conjunction with the parameters and commitments defined by the Joint Petition and the additional information and representations provided in Case 21-E-0130. The Joint Proposal provides additional public interest information, conditions and commitments that build on the Joint Petition and are designed to, *inter alia,* provide for adequate financial wherewithal to safely and reliably operate the New York Nuclear Assets and preserve financial resources for their comprehensive, timely, and safe decommissioning, site restoration, and maintenance of the independent spent fuel storage installations ("ISFSI") at the Ginna Site and the Oswego Site after Partial Site Release.

DEFINITIONS

(a) "Change in Law Event" shall mean a change in law that has the effect of materially changing existing economic benefits, including but not limited to adequate payments for

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[3] The four operating nuclear generating facilities in New York State are collectively referred to herein as the "New York Nuclear Assets" and are all located in Upstate New York. The Ginna facility is located on a site in Wayne County ("Ginna Site") while the NM 1, NM 2, and FitzPatrick facilities are situated adjacent to each other on a site in Oswego County ("Oswego Site"). The remaining 18% ownership interest in NM 2 is held by LIPA.

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environmental attributes, or otherwise materially affects the economics of owning and operating a New York Nuclear Asset.

(b) "Day" shall mean a calendar day. A "business day" shall mean a day other than a Saturday, Sunday, or a New York or federal holiday. In computing any period of time under this Joint Proposal, where the last day would fall on a Saturday, Sunday or New York or federal holiday, the period shall run until 5:00 p.m. ET of the next business day.

(c) "Decommissioning Trust Fund" or "Trust Fund" shall mean, individually or collectively, as applicable, the qualified and non-qualified Nine Mile 1 Nuclear Decommissioning Trusts, Nine Mile 2 Nuclear Decommissioning Trusts, Ginna Nuclear Decommissioning Trusts and FitzPatrick Nuclear Decommissioning Trusts established pursuant to, and maintained in accordance with, the NRC's regulations at 10 C.F.R. § 50.75, which are held by the respective entities directly owning the New York Nuclear Assets and which have an aggregate amount of approximately $3.1 billion as of October 31, 2021.

(d) "DCE" shall mean the decommissioning cost estimate submitted to the NRC for a New York Nuclear Asset in accordance with 10 C.F.R. § 50.82(a)(4)(i), (a)(8)(iii).

(e) "Decommissioning Milestone" shall mean initiation of the stage of the decommissioning process for a New York Nuclear Asset where Exelon Generation undertakes major decommissioning activities, including reactor segmentation, major component removal and demolition of major radiological components as set forth in a New York Nuclear Asset's NRC submissions.

(f) "DOE" shall mean the U.S. Department of Energy.

(g) "End of Licensed Life" shall mean the date on which the current NRC license for the respective New York Nuclear Asset expires. For Ginna and FitzPatrick, the date is September 18,

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2029 and October !7,2034, respectively. Recognizing existing agreements approved by PSC order provide NM 1 and NM 2 will decommission together, the End of Licensed Life for NM 1 and NM 2 shall be the license expiration date of the last operating NM unit (l.e., currently, no earlier than the date of the NM 2 license of October 31,2046). If the license of any New York Nuclear Asset is extended, the date established to define the End of Licensed Life herein shall be extended to correspond to such extended operating period as more fully established in Section II.E. below. (h) ,.Force Majeure Event" shall mean any event arising from causes or circumstances beyond the reasonable control of Exelon Generation, of any entity controlled by Exelon Generation, and of Exelon Generation's contractors, that delays or prevents the performance of any obligation under this Joint Proposal despite Exelon Generation's effods to fulfill the obligation, such as where the failure is a result of acts of God or any other condition which was not caused by the negligence or willful misconduct of Exelon Generation and which could not have been avoided by Exelon Generation through the exercise ofdue care. (i) ,,FOIL,, shall mean the Freedom of Information Law as set forth in Article 6 of the Public Officers Law, Sections 84 through 90' C) "GTCC" shall mean Greater Than Class-C waste' (k) ,.License Termination" shall mean the date that the NRC terminates the general or specific license (whichever is applicable) for each New York Nuclear Asset including the ISFSI, all radiological waste stored on its respective ISFSI has been removed and transported from the site, and the Ginna Site or the respective portions of the Oswego Site, as applicable' including any respective ISFSI, has been decommissioned, remediated and restored for unrestricted use in 4 accordance with all NRC requirements, New York State law and regulations, and the terms of this Joint Proposal and the PSC Order. (1) "Local Government Entities" shall mean the entities that represent Oswego County for NM 1, NM 2, and FitzPatrick and Wayne County and Monroe County, as applicable, for Ginna. (m) ,New York Site Report" shall mean the annual report provided to designated State entities and, once decommissioning begins, the twice-a-year reports provided to designated State entities as more fully described in Section II.B. (n) ..NRC Decommissioning Funding Plan" shall mean the decommissioning funding plan pursuant to 10 C.F.R. Section 72.30(c). (o) .,NRC Decommissioning Funding Status Repoft" shall mean the annual decommissioning and spent fuel management funding assurance report, as applicable, filed with the NRC on or befbre March 31 each year for a New York Nuclear Asset that has retired or is within five years of retirement, in accordance with 10 C.F.R. Section 50.75(fX1) and 10 C.F'R' Section 50.82(aX8)(v) and (vii). (p) .,parent Guaranty" shall mean the guaranty put into place by Exelon Generation for each New york Nuclear Asset to address its nonradiological site restoration costs. (q) ,,partial Site Release" shall mean written approval from the NRC for unrestricted use pursuant to 10 C.F.R. Section 50.83. (q) ,.permanent Cessation and Certification" shall mean the permanent cessation of operations, including the permanent cessation of generation, of a New York Nuclear Asset and certification of removal of the fuel from its core in accordance with t0 CFR Section 50.82. 5

(r) "PSDAR" shall mean the Post-Shutdown Decommissioning Activities Report that will be submitted to the NRC for each New York Nuclear Asset in accordance with 10 C.F.R. Section s0.82(aXa). (s) "PSC Order" shall mean the order issued by the Commission authorizing the Transaction. (t) 'oTransaction Closing Date" shall mean the date the Proposed Transaction closes. DESCRIPTION OF TRANSACTIONS As described in detail in the Joint Petition, consistent with then-existing industry practice EXC structured its operations to comprise two distinct businesses, a regulated utility business and, relevant hereto, a competitive electric and gas business operating under Exelon Generation' Exelon Generation, an investment grade rated entity today, indirectly owns 100% of the membership interests in CENG, which, in turn, indirectly owns the direct owners of NM 1, the NM 2 interests and Ginna.a Another Exelon Generation subsidiary owns the FitzPatrick facility. To effectuate the transfer being addressed in Case 21-E-0130, a wholly-owned holding company will be inserted into the corporate chain between EXC and Exelon Generation. Following this intra-corporate organizational step, EXC and Exelon Generation will complete the Transaction under which EXC will distribute shares of the new holding company to its cuffent shareholders and the holding company will become an independent, publicly traded company separate from EXC. Exelon Generation will thereafter be a direct subsidiary of the new holding 4ln2}l2,Exelon Generation acquired 5001% of the membership interests in Constellation Energy Nuclear Group, LLC (,,CfiNG,'), the entity that indirectly owns, inter alia, NM 1, Ginna and 82% of NM 2' The remaining 4999% interest was held by EDf, Inc. (,,EDF',j, In the Joint petition, Joint Petitioners advised a proceeding was already pending before the Commission pursuant to which Exelon Generation, directly or through its subsidiary, would buy blps-membership interests in iBNc. on April 15,202l,the Commission authorized the Put Transaction which closed shortly ther'eafter. (See NypSC Case 2b-B-03 7 7 , Joint P etition of Exelon Generation Company, LLC, Ordet Approving Tiansfer and trrtaking Other Findings (issued and effective April 15, 2021 .) As a result, Exelon Generation now indirectly owns 100% of the CENG membership interests' 6 company. It will continue to own, manage, and operate its merchant generation and customer- serving electric and gas businesses. As reflected in detail in the Joint Petition, Exelon Generation's financial metrics post- Transaction support the continued operation of the nuclear units on a going-forward basis. Based upon actions taken prior to the filing of the Joint Petition which have been ongoing while the Joint petition has remained pending before the Commission, Joint Petitioners anticipate investment grade ratings and continued access to ample liquidity post-Transaction. PROCEDURAL SUMMARY As reflected in the Joint Petition, submissions seeking regulatory action were made to the Federal Energy Regulatory commission ("FERC"), the NRC and the commission.s PSC Case 21-E-0f30 On February 25,202I,Joint Petitioners submitted the Joint Petition seeking Commission action concerning the Transaction. Specifically, the Joint Petition sought a declaratory ruling from the Commission disclaiming jurisdiction or abstaining from review under NYPSL Section 70, or alternatively, an order under NYPSL Section 70 authorizing the Proposed Transaction. Joint petitioners requested Commission action by no later than its December 16,2021 session to permit the Transaction to close in el2022 and allow both companies to pursue their respective business initiatives. In its notice for Case 21-E-0130 published in the New York State Register on March24, 202I in accordance with the requirements of the State Administrative Procedure Act, the 5 On August 24,Z0Zl,FERC issued an order authorizing the Transaction. (See Exelon Generation Company, LI'C, 176FERC l61,t2l(Aug.24,2021). onNovember 16,2021,NRCStaff approvedtheTransaction' (seeExelon Generation Company, frC,'Ord"r' Approving Indirect Transfer_of Licenses and Draft Conforming Licensing Amendments, NRC elAVtS Accession No, ML2l277 Al92 (issued November Nov. l6' 2021),) 7

Commission sought comment on a series of questions concerning the Proposed Transaction.6 In response to the SAPA Notice, NYSOAG, the New York State Energy Research and Development Authority (,'NYSERDA"), AGREE, LIPA, EDF, and a group of nongovernmental organizations filed comments addressing the Joint Petition and the topics set forth in the SAPA Notice on June g,202L 7 Comments conceming these matters were also submitted in the public comment file for Case 21-E-0130 by citizens, a number of organizations and other entities, including the unions representing employees at the New York Nuclear Assets, elected officials, and the local communities that host the facilities. On July 26,2021, Joint Petitioners filed responsive comments to clariff and correct the record.s DpS Staff served information requests on Joint Petitioners in this proceeding and on Exelon Generation in NypSC 20-E-0371 which was commenced prior to Case 21-E-0130' Joint petitioners agreed with DpS Staff to characterize these information requests as informal discovery. Since submission of the Joint Petition, Joint Petitioners have provided responses to information requests to DpS Staff and NYSOAG for their use only and solely in connection with Case 21-E- 0130 to facilitate their assessment of the Joint Petition and to allow DPS Staff to advise the 6 See New york State Register, I.D. No, psc-12-21-00009-P, Transfer of ownership Interests and Facilities Associated with rhree Nu-clear Generating Units, Funds and Storage Facilities (published March 24, 2021) (hereinafter,,,SAPANotice")(establishinginitiuldu.dateof May24,2021), InresponsetoEDF'srequestforan extension, the Secretary provided for a two-week extension, resetting the comment due date to June 8' 2021' (See NYPSC Case 21-E-0130, supra,Letter Ruling on Extension Request (dated May 21,2021)' 7 See NypSC Case 2l-E-0 130, supra, "Comments of the office of the Attorney General" (dated June 8'2021); Nypsc case 21-E-01 30, supra,,,iomments of the New York State Energy Research and Development Authority" (dated June g,2021);Nypdc case 21-E-0130, supra,o'Response_of the Long Island Power Authority to the Joint petition of Exelon Corporation and Exelon Generation" (dated June 8, 2021); NYPSC Case 21-E-0730, supra, ,,Comment By Allianceior a Green Economy" (dated June 8,2021);N_YPSC Case 21-E-0130, supra, "Comments of the Citizens, Environmental Coalition, et al.;' (datedJune 8, 2021); and NYPSC Case 21-E-0130, supra, ooComments and Request for Hearing of EDF Inc." (dated June 8,2021)') 8 See NypSC Case 2 I -E-0 I 30, supra,ooResponsive Comments of Joint Petitioners To Clarify and Correct the Record" (dated July 26,2021), 8

Commission on the merits of the Joint Petition.e The responses to informal discovery were provided to the NySOAG pursuant to, and in accordance with, the protective order issued by the Commission,s Records Access Officer for Case 21-E-0130 on October 21,202I (the "Protective Order"). On Octobe r 25,202I, DPS Staff filed and served a notice advising all parties to Case 21- E-0130 of impending settlement negotiations on the grounds that issues raised in Case 21-E-0130 may be amenable to settlement through formal negotiations.lO Settlement conferences began on October 27,2021 and continued through November 23,202L Due to social distancing accommodations designed to account for the novel coronavirus pandemic, all negotiations were held utilizing video conference devices via WebEx with teleconference capabilities also provided to accommodate the parties. DPS Staff and all parties-AGREE, LIPA, NYSOAG and Joint petitioners-participated in the negotiations. Responses to the subset of DPS staff Information Requests that did not require the release of trade secret or confidential commercial information, certain publicly available documents, additional confidential information to address inquiries made during the settlement negotiations and drafts of a joint proposal were provided to the Signatory Entities following execution of the Protective Order via a secured data room' In addition, additional information relevant to this matter was shared with LIPA consistent with the existing commercial relationship between Exelon Generation and LIPA as joint owners of NM 2' e The relevant information requests and responses are set forth in Attachment A hereto' ro See NypSC Case 2l-E-0130, supra, "Notice of Impending Settlement Negotiations" (dated october 25' 202I) (hereinafter, o,settlement Notice;). 'B."uur. LIPA did not seel active party status until october 26,2021, it was not served the Settlement Notice. However, after it completed the necessary procedural steps, DPS Staff provided LIPA with the confidential meeting information to permit LIPA to participate in the settlement negotiations' 9

All settlement negotiations were scheduled and conducted consistent with Commission Settlement Rules.[11]

Nuclear Regulatory Commission -- NM 1, NM 2, Ginna and FitzPatrick

On February 25, 2021, Exelon Generation concurrently filed an indirect license transfer application ("LTA") seeking NRC consent concerning the Proposed Transaction (NRC ADAMS Accession No. ML21057A273).[12] As established therein, post-Transaction, Exelon Generation would continue to be the NRC licensed operator of the New York Nuclear Assets in accordance with NRC regulations and would maintain a separate support agreement for each New York Nuclear Asset.

On November 16, 2021, NRC Staff confirmed it had completed its review of the Exelon Generation LTA. The NRC Staff issued a safety evaluation with its technical findings and an order consenting to the indirect license transfers on terms similar to those applied in other NRC indirect license transfer proceedings. Joint Petitioners filed the NRC issuances with the PSC Secretary in Case 21-E-0130 and served them on the parties in Case 21-E-0130 for informational purposes on November 19, 2021.

I. GENERAL PROVISIONS

A. The Signatory Entities present the Joint Proposal as a complete resolution of all issues in Case 21-E-0130. It is understood that each provision of this Joint Proposal is in consideration and support of all other provisions therein and is expressly conditioned upon, and

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[11] Formal settlement negotiations were conducted, consistent with the Commission's settlement guidelines established in the Commission's order issued in NYPSC Case 92-M-0138 and Section 3.9(d) of its Rules and Regulations, collectively referred to herein as "Settlement Rules." The terms of this Joint Proposal meet the requirements of the Commission Settlement Rules. Parties participating in settlement negotiations executed an acknowledgment of the Protective Order and completed Notice of Appearance forms.

[12] Letter from J. Bradley Fewell, Exelon Generation, to NRC Document Control Desk, "Application for Order Approving License Transfers and Proposed Conforming License Amendments," (February 25, 2021) (hereinafter, "Exelon Generation LTA").

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remains effective with, acceptance of the terms of this Joint Proposal in full by the Commission, without further modification, and Commission authorization of the Proposed Transaction under NYPSL Section 70. The Signatory Entities agree to the submission of this Joint Proposal to the Commission along with a request that the Commission accept the terms and provisions of this Joint Proposal as set forth herein in their entirety. If the Commission does not adopt the terms of this Joint Proposal without modification or does not find the Proposed Transaction is in the public interest and does not authorize it based on the record in Case 21-E-0130, the parties to Case 2l-E' 0130 reserve their rights to pursue their respective litigation positions in Case 21-E-0130 without prejudice. B. This Joint Proposal contains the entire agreement of the Signatory Entities regarding the matters contained herein and expressly supersedes and replaces any and all prior or contemporaneous written and verbal agreements or understandings among them. In addition, Exelon Generation has informed the Signatory Entities that, on October 18' 202I, Exelon Generation executed a Memorandum of Understanding with IBEW Local 97 ("Labot MOU") in fuitherance of their ongoing relationships post closure of the Proposed Transaction, and that IBEW Local 97 has authorized Exelon Generation to state that IBEW Local 97 supports the Proposed Transaction.13 IBEW Local 97's support for the Proposed Transaction further supports the public interest. C. The terms of this Joint Proposal shall become effective upon the Transaction Closing Date. D. The discussions that produced this Joint Proposal have been conducted with the explicit understanding, pursuant to the Settlement Rules, that any discussions and information t3 IBEW Local gT has members supporting the nuclear stations located at the Oswego Site' 11 shared among the Signatory Entities with respect to this Joint Proposal prior to its execution and filing shall be kept confidential, shall not be subject to discovery or admissible as evidence and shall be used solely for purposes of participating in Case 21-E-0130. E. The Signatory Entities agree that the responses to informal discovery set forth in Attachment A, attached hereto and made aparthereof, are incorporated herein to further support the record in case 21-E-0130. Exelon Generation represents and warrants as to its respective individual responses and the Joint Petitioners represent and warrant as to their joint responses that the responses to these informal discovery requests were true and accurate as of the date on which each response was provided either individually or jointly' F. The Signatory Entities agree the Transaction is subject to Commission authorizatron under NypSL Section 70 andfurther agree the record in this proceeding, inclusive of the Joint petition and this Joint Proposal, demonstrates that the Transaction is in the public interest and fully supports Commission authorization thereof under NYPSL Section 70. Consistent with the public interest standard applied by the Commission for merchant transfers, there are no market power issues given that Exelon Generation is not increasing its ownership interests in New york State or the adjoining regions. In addition, the Proposed Transaction as well as the financial assurance and reporting requirements contained in this Joint Proposal financially support ongoing operations and the radiological decommissioning and site restoration of the New York Nuclear Assets as well as the management of spent fuel stored at the Ginna Site and the oswego Site, and thus, the financial wherewithal and technical capability requirements also have been satisfied' G. The Signatory Parties agree that issues raised in this proceeding were resolved through good faith negotiations. They fuither agree that the resolution of the issues in this Joint proposal is consistent with law, falls within the range of reasonable outcomes, compares favorably t2 with the likely result of full litigation, and has a rational basis supported by a complete record. The Signatory Parties submit that this Joint Proposal gives fair and reasonable consideration to the interests of all parties and that its approval by the Commission is in the public interest. The Joint Petition and Joint Proposal, taken together, are consistent with sound environmental, social, and economic policies of the Commission and the State and, consistent with the Climate Leadership and Community Protection Act, Commission authorization of the Transaction is not inconsistent with nor will it interfere with the attainment of the statewide greenhouse gas emissions limits.l4 H. The Signatory Entities recognize that certain provisions of this Joint Proposal contemplate actions to be taken in the future to effectuate this Joint Proposal. Accordingly, the Signatory Entities agree to cooperate with each other in good faith in taking such actions. I. In the event of any disagreement over the interpretation of this Joint Proposal or implementation of any of the provisions of this Joint Proposal, which cannot be resolved informally among the Signatory Entities, such disagreement shall be resolved in the following manner: (a) the Signatory Entities shall promptly convene a conference and in good faith attempt to resolve any such disagreement; and (b) if any such disagreement cannot be resolved by the Signatory Entities, the signatory Entities hereby reserve all of their rights to take any action available to them under the Joint Proposal or otherwise to resolve such disagreement as further addressed infra in Section III. J. This Joint Proposal is being executed in counterpart originals and shall be binding on all Signatory Entities upon execution of said counterpafts. K. This Joint Proposal represents a negotiated agreement and the terms and provisions of this Joint proposal apply to, and are binding on, each Signatory Entity solely in the context of ra See Climate Leadership and Community Protection Act, S.B. 6599,2Ol9 Leg',242nd Sess. (N.Y. 2019) (codified as Ch. 106, L.2019) (hereinafter, "CLCPA"). 13 the matters addressed in Case 21-E-0130. None of the positions taken herein by any Signatory Entity, including agreement to the terms and provisions of this Joint Proposal, may be cited or relied upon in any fashion as precedent in any other proceeding before this Commission or before any other regulatory agency or any court of law for any purpose, except in furtherance of ensuring the effectuation of the purposes of, and results intended by, this Joint Proposal, including, but not limited to, the closing of the Transaction.

L. In the event of an intra-corporate transaction, Exelon Generation agrees that the terms of this Joint Proposal shall remain binding and in full force and effect on any Exelon Generation successor, permitted assigns, and representatives, as applicable.

M. The Signatory Entities acknowledge that the State entities are subject to the public information requirements of FOIL, and that requests for information pursuant to FOIL may be submitted to, and will require responses from, the State entities. In some cases, public information requests may seek materials that Exelon Generation or any other party believes to be trade secret and/or confidential commercial information. The Signatory Entities agree that, upon the receipt of such request, the affected State entities will notify Exelon Generation or any other party promptly and will take the steps pursuant to, and in accordance with, Section 6-1.3 of the Commission's Rules and Regulations and Title 16 of the Public Officers Law.

N. Nothing in this Joint Proposal shall affect, restrict, or limit the jurisdiction or regulatory authority of any State or federal agencies over Exelon Generation or any New York Nuclear Asset, including any authority to access the Site (subject to security protocols) to review compliance with laws, regulations, licenses and permits within their respective jurisdiction. The Signatory Entities acknowledge and agree that the Joint Proposal is entered into with a full reservation of each Signatory Entity's respective rights under federal and State law and

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regulations. Nothing in this Agreement shall be interpreted as prohibiting or restricting Exelon Generation from complying with any requirements or orders of the NRC, the New York State Department of Environmental Conservation OfYSDEC), anY obligation under the NM 1, NM 2, Ginna, and FitzPatrick licenses, or any other federal or State law or regulation. II.SPECIFICTERMSoFAGREEMENTANDCONDITIONS In consideration of the promises and the mutual agreements hereinafter set forth, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Signatory Entities, intending to be legally bound and intending for this Joint Proposal to represent a final and fully enforceable settlement agreement, hereby agree to the terms set forth below. In reaching this agreement, the Signatory Parties acknowledge and agree that the End of Licensed Life for the NM units taken collectively, the End of Licensed Life for Ginna and the End of Licensed Life for Fitzpatrick may differ and, therefore, each obligation contained in the provisions set forth below may vary as applied to a New York Nuclear Asset. A. Financial Assurance Mechanisms prior to the Transaction Closing Date, Exelon Generation will undertake the steps necessary to ensure that the decommissioning trust fund levels for each New York Nuclear Asset are sufficient to meet the NRC's radiological decommissioning funding assurance test set forth in 10 CFR Sections 50.75(c) and 50.75(e)(1)(i). Within 30 days following the Transaction Closing Date, Exelon Generation will provide the parties with an updated Decommissioning Trust Fund balance and copies of all current trust agreements pursuant to, and in accordance with the protective order. Notwithstanding the foregoing, Exelon Generation will also commit to deposit an additional $15 million into the Decommissioning Trust Fund for the NM 2 unit within 30 days following the issuance of the PSC Order. 15

1. Minimum Trust Balance

Exelon Generation will undertake the steps necessary to ensure a minimum trust balance will be maintained for Ginna, FitzPatrick and the Nine Mile units for withdrawals from the Decommissioning Trust Fund, to be adjusted to account for the timing of decommissioning work completed at each Site (hereinafter, "MTB"). For purposes of establishing the MTBs utilizing the structure set forth below, recognizing existing agreements approved by PSC order provide NM 1 and NM 2 will decommission NM 1 and NM 2 together, the NM 1 and NM 2 MTBs will, if permitted by the NRC, be measured collectively against the NM 1 and NM 2 Decommissioning Trust Fund. At the end of a New York Nuclear Asset's then-effective End of Licensed Life, Exelon Generation shall cause an MTB to be maintained in the Decommissioning Trust Fund for that New York Nuclear Asset which shall initially be set at the higher of: (i) $144 million (totaling a $576 million commitment overall); or (ii) an amount equal to 25% of the radiological decommissioning costs set forth in the unit's PSDAR or DCE (hereinafter, "Initial MTB Level").

Once a New York Nuclear Asset's remaining costs subject to this Section II.A.1 are lower than the Initial MTB Level, its MTB shall be redetermined annually using the calculation set forth below.

For the period from a New York Nuclear Asset's Decommissioning Milestone through seven years thereafter, if the remaining costs of decommissioning at such unit are lower than the Initial MTB Level in any year, the MTB shall be calculated immediately following submission of the annual NRC Decommissioning Funding Status Report (*i.e.*, after March 31st) at an amount equal to the costs of decommissioning at such unit (inclusive of radiological decommissioning costs as set forth in the NRC Decommissioning Funding Status Report and the costs of remediation to the State guidance level of 10 mrem or equivalent at such site as determined by NYSDEC, which costs shall be determined by Exelon Generation and informed by consultation with NYSDEC),

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and the New York Nuclear Asset's Decommissioning Trust Fund shall be maintained at its MTB plus 20 percent. No later than seven years after the New York Nuclear Asset has reached its Decommissioning Milestone until the unit reaches Partial Site Release, the MTB for that New york Nuclear Asset shall be calculated immediately following submission of the annual NRC Decommissioning Funding Status Report to the NRC (i.e., after March 31) at an amount equal to the remaining costs of decommissioning at such unit (inclusive of radiological decommissioning costs as set forth in the NRC Decommissioning Funding Status Report and the costs of remediation to the State guidance level of 10 mrem or equivalent at such site as determined by NYSDEC, which costs shall be determined by Exelon Generation and informed by consultation withNYSDEC) and the New york Nuclear Asset's Decommissioning Trust Fund shall be maintained at its MTB plus 15 percent. For the period after partial Site Release until a New York Nuclear Asset reaches License Termination, its MTB shall be set at an amount equal to the remaining costs of decommissioning at such unit (inclusive of radiological decommissioning costs as set forth in the NRC Decommissioning Funding Status Report and the costs of remediation to the State guidance level of 10 mrem or equivalent at such site as determined by NYSDEC, which costs shall be determined by Exelon Generation and informed by consultation with NYSDEC) and the New York Nuclear Asset's Decommissioning Trust Fund shall be maintained at its MTB plus 10 percent. The MTB requirement for a New York Nuclear Asset shall cease upon its License Termination. The updated MTB will be effective thirty (30) days after Exelon Generation provides notice of the calculated amount to DpS Staff, NYSOAG, and NYSERDA. Exelon Generation agrees that I7 the State may request additional information supporting the calculated amount and further agrees it will not unreasonably deny such requests nor delay its response. 2. Site Restoration The Signatory Parties acknowledge and agree that operations are ongoing at the New York Nuclear Assets and that a comprehensive site characterization fully defining the site restoration work that must be completed and the associated PSDAR and DCE for any New York Nuclear Asset are not expected to be completed for a number of years. After a New York Nuclear Asset reaches its End of Licensed Life and initiates its decommissioning process, Exelon Generation agrees nonradiological site restoration work that is either subject to federal law pursuant to which NYSDEC has delegated authority or subject to State law and residual radiological work to address the State guidance limit of 10 mrem or equivalent as determined by NYSDEC will be conducted in accordance with law, will be subject to NYSDEC oversight and will be completed in accordance with the nonradiological site restoration and residual radiological plan developed in consultation with NySDEC. In conjunction therewith, Exelon Generation hereby agrees to establish a Parent Guaranty to address the nonradiological decommissioning costs of each New York Nuclear Asset; provided, however, if Exelon Generation has fallen below investment grade rating as of the time its NRC Decommissioning Funding Status Report is filed each year following the establishment of the parent Guaranty, Exelon Generation agrees to replace the Parent Guaranty with a third party surety bond or equivalent financial instrument in the amount then set forth in the Parent Guaranty until such time that it achieves an investment grade rating. The parent Guaranty shall be established for Ginna andFitzPatrick upon their respective permanent Cessation and Certification. The Parent Guaranty shall be established for NM 1 and NM 2 upon permanent Cessation and Certification of the last of the two NM units (currently projected to be the NM2 unit in 2046). The Parent Guaranty shall initially be set at the 18 nonradiological site restoration costs for each New York Nuclear Asset set forth in its respective pSDAR or DCE and will be adjusted annually following the submission of the NRC Decommissioning Funding Status Report to reflect the site restoration work completed at each Site to date and the estimated costs of the remaining site restoration work at each Site. The adjustment will take effect thirty (30) days after Exelon Generation provides notice of the adjusted amount to DpS Staff, NYSOAG and NYSERDA. Exelon Generation agrees that the State may request additional information supporting the adjusted amount and fuilher agrees it will not unreasonably deny such requests nor delay its response. The Parent Guaranty or other third- party financial assurance instrument, if applicable, for a New York Nuclear Asset shall remain in place until NySDEC has confirmed that Asset has completed its nonradiological site restoration. B. New York Site RePorts Exelon Generation agrees to furnish the New York Site Report for each New York Nuclear Asset to DpS Staff, the NYSOAG and NYSERDA annually within one month of the submission of the biennial decommissioning repofis and in the same month in years in which NRC repofts are not required. The New york Site Report will: (i) estimate the total costs projected to complete the radiological decommissioning, spent fuel management and site restoration work streams' set forth separately and quantified on a year by year basis until the year in which completion of the identified work stream is projected; (ii) project fund adequacy to complete the three work streams applying various assumptions to be developed by Exelon Generation in consultation with DPS Staff; and (iii) report the balance in the decommissioning trust funds for each New York Nuclear Asset, tracking year over year changes. In addition, following the Permanent Cessation and Certification of a New York Nuclear Asset, Exelon Generation shall continue to provide the annual written report and will begin to provide a midyear, higher level, status update in writing tracking costs incuned as of the midyear t9 point and the level of the NDT for that New York Nuclear Asset to NYSDPS, NYSOAG, and NYSERDA on or about August 30. Within 30 days of the submission of the annual and bi-annual New York Site Reports, Exelon Generation agrees to participate in a meeting, upon request, with DPS Staff, NYSOAG and NYSERDA to answet questions regarding these reports. In light of its co-ownership of NM2, Exelon Generation agrees to provide the information in the reports set forth in this section and specific to NM 2 to LIPA pursuant to the Second Amended and Restated Operating Agreement between LIPA, Nine Mile Point Nuclear Station, LLC, and Exelon Generation dated June2019, including as appropriate during meetings of the Management Committee. If the deadline for the submittal of any reports mentioned in this Section B to the NRC changes to a different day within a calendar year, Exelon Generation's obligation hereunder shall corespondingly be adjusted to align with the revised submittal date. C. Emergency Management and Response During Operations and Following Permanent Cessation and Certification Annual agency funding for the New York Nuclear Assets consistent with statutory obligations will be continued to address emergency management and response throughout the period of their respective operations. Exelon Generation agrees to maintain staffing at the emergency operations facilities in New York commensurate with the various stages of decommissioning until the fuel at the New York Nuclear Asset associated with that emergency operations facility has been removed from its pool to its ISFSI. In the event Exelon Generation should find more efficient altematives to the existing emergency operations facilities that also ensure at least the same level of safety at the New York Nuclear Assets, Exelon Generation agrees to meet and confer with the State and Local Governmental Entities with which these matters have 20 previously been presented. At such meeting, Exelon Generation will identify these alternatives for DPS Staff to consider for acceptance prior to their implementation.

Following the permanent Cessation and Certification of a New York Nuclear Asset, payments to address emergency preparedness will be made in accordance with applicable law. In addition, emergency management and response efforts with State and Local Governmental Entities will be continued throughout the decommissioning process commensurate with the various stages of decommissioning. The structure of these efforts will be discussed with NYDHSES and coordinators in Oswego County for the Oswego Site and Wayne and Monroe Counties for the Ginna Site as the units near the End of Licensed Life. Upon review with these entities, areas to be considered upon the Permanent Cessation and Certification of each New York Nuclear Asset may include:

- Emergency Response Contacts
- Access to Meteorological and Other Data
- Meetings
- Communications Hardware
- Exercises
- Public Alerts
- Public Communications
- Training
- Fire Systems

D. State Monitoring

1. NYSDEC Oversight and Ongoing State Review

Exelon Generation agrees that site restoration work subject to State law and residual radiological decommissioning work to address the State guidance limit of 10 mrem or equivalent as determined by NYSDEC as set forth in Section II.A.2 above will be subject to oversight by NYSDEC.

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2. DPS Staff Notification Requirements

Following the Permanent Cessation and Certification of a New York Nuclear Asset, Exelon Generation agrees to make a good faith effort to provide notification to DPS Staff within one hour for the following events: any nuclear emergency (NRC Unusual Event or greater), fatal accident, any serious security threat to either Site and events likely to be reported immediately by any news organizations.

E. Schedule

Exelon Generation projects that it will complete all radiological decommissioning and site restoration activities to achieve Partial Site Release (except for the ISFSI) for each New York Nuclear Asset as set forth below:

- For Ginna, by the end of 20 years from the End of Licensed Life (currently, 2029).
- For FitzPatrick, by the end of 20 years from the End of Licensed Life (currently, 2034).
- For NM 1 and NM 2, by the end of 20 years from the End of Licensed Life of the last NM operating unit (at this time, projected to be a date measured from the NM 2 licensed life, currently 2046).
- If Ginna or Fitzpatrick receives license renewal and operates beyond its existing license expiration date (*i.e.*, beyond September 18, 2029 or October 17, 2034, respectively), the projected time frames for decommissioning set forth herein shall begin upon the permanent cessation of generation of that unit and certification of removal of fuel from its core.
- If either or both NM units receive license renewal and operate beyond the existing license expiration dates for the NM facilities (*i.e.*, beyond August 22, 2029 or October 31, 2046, respectively), the projected time frames for decommissioning set forth herein

22

shall begin upon permanent cessation of generation of the last operating NM unit and certification of removal of fuel from its core.

F. Ongoing Site Operations

In conjunction with Exelon Generation's LTA, Exelon Generation will establish a separate support agreement for NM 1 and NM 2 collectively, Ginna, and FitzPatrick at the level set forth in the Joint Petition and shall be designed to meet operational needs.[15]

G. Deactivation Notices

Absent a Change In Law, Exelon Generation will commit to file with the Commission in Case 21-E-0130 and serve the parties thereto a notice of its intent to permanently cease operations at a New York Nuclear Asset at least 18 months prior to its proposed retirement date. Exelon Generation will provide notice of deactivation to the New York Independent System Operator, Inc. ("NYISO") in accordance with the NYISO's generation deactivation rules ("NYISO DAN Rules") and shall comply with the requirements set forth in the NYISO DAN Rules as applied to each unit. If the NYISO determines there are no reliability needs associated with the retirement of the unit that would require the NYISO to enter into a reliability must run agreement with the unit, Exelon Generation, at its option and in its sole discretion, may accelerate the identified retirement date.

H. Additional Commitments

1. Property Taxes

Property tax payments to all affected local taxing jurisdictions for the Ginna Site and the Oswego Site will be honored in accordance with the terms of existing payment in lieu of taxes

[15] The level of the support agreement to be put into place following Transaction closing for the Nine Mile units is $128 million, calculated based on NUREG-1577, Rev. 1, "Standard Review Plan on Power Reactor Licensee Financial Qualifications and Decommissioning Funding Assurance."

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("PILOT") agreements. Within 60 days of a final decision to forego executing a contract to fabricate fuel for a New York Nuclear Asset, Exelon Generation will invite the affected local taxing jurisdictions for such Asset to participate in negotiations to set its PILOT payments following Permanent Cessation and Certifi cation. I 6 ilI. ENFORCEMENT A. Enforcement of this Joint Proposal as a component of the PSC Order may be sought administratively or, in the alternative, in any New York State or New York federal court of competent jurisdiction, and should the alternative be pursued, the Signatory Entities consent to such court's exclusive jurisdiction and venue and agree not to interpose any defenses to venue and not to raise any defense or motion alleging inconvenient forum. Each Signatory Entity hereby fully reserves all rights under federal and State law and regulation. B. As of the date of execution of this Joint Proposal, each Party to this Joint Proposal makes the following representations and warranties to every other Party: 1. Formation. Such Party is an entity validly existing under the Laws of the State of its formation and the State of New York. 2, power and Authority. Such Party has all requisite power and authority to execute, deliver, and perform its obligations under this Joint Proposal and to consummate the proposed Transaction contemplated hereby. This Joint Proposal has been duly authorized and validly executed and delivered by such Party. All actions on the part of such Party necessary for the authorization, execution, and delivery of, and the performance of all obligations of such Party under, this Joint Proposal have been r6 Exelon Generation will apprise LIpA regarding negotiations associated with a PILOT agreement for NM 2 pursuant to the Second Amended and Restated opirating between LIPA, Nine Mile Point Nuclear Station, LLC, and Exelon Generation dated June 2019, including ai upp.opriate during meetings of the Management Committee. 24 taken. 3. Enforceability. This Joint Proposal is a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, recognizing the Force Majeure Event and Change in Law provisions set forth herein; provided that, with respect to non- governmental pafties, such enforceability may be limited by applicable bankruptcy, reorgani zation, insolvency, fraudulent conveyance, moratorium, receivership, or similar laws affecting creditors' rights generally and by general principles of equity (whether considered at law or in equity). 4. No Contravention. The execution, delivery, and performance of this Joint Proposal do not violate or conflict with any law applicable to any Signatory Entity, any provision of its constitutional documents, any order or judgment of any court or other governmental authority applicable to such party, or any of its assets or any contractual restriction binding on, or affecting, such party or any of its assets. 5. Litieation. There is no pending action, suit, or governmental or agency (or utility) proceeding filed by a third party against such Party which questions the validity of this Joint Proposal or seeks to challenge or prohibit any action taken or to be taken by such Party pursuant to this Joint Proposal or in connection with the Proposed Transaction contemplated hereby, and such Party has not received any written notice threatening any action, suit or other proceeding described in this Paragraph 5. Such party is not subject to any judgment, order, or decree that restricts its ability to consummate the Proposed Transaction contemplated by this Joint Proposal. C. By signing this Joint Proposal, no Signatory Entity waives any rights to assert any claims or defenses concerning decommissioning provisions contained in the First Amendment to 25 the Asset Purchase and Sale Agreements filed with the PSC in PSC Case 01-E-0011 with respect to the commencement, continuation, and completion of decommissioning and site restoration for the NM units. D. Any notice, communication, request, or demand pertaining to this Joint Proposal to or upon the Parties hereto to be effective shall be in writing and shall be deemed to have been duly given or made when delivered, given, or served by: (a) reputable overnight courier service guaranteeing next day delivery, which notice shall be effective upon receipt; or (b) by email, sent with a read receipt requested, which notice shall be effective upon the date of confirmation of the read receipt, addressed as follows, or to such address as may be hereafter notified by the Parties: FOR EXELON GENERATION: Exelon Generation ComPanY, LLCtT 4300 Winfield Road Warrenville, Illinois 605 55 Attn: Chief Nuclear Officer Exelon Generation ComPanY, LLC 13 10 Point Street Baltimore, Maryland 2I23I Attn: David O. Dardis Executive Vice President and General Counsel davi d. dardi s(@,constell ation. com With copy to: Doreen U. Saia, Esq. Greenberg Traurig, LLP 54 State Street 6tlt floor Albany, New York 12207 saiad@.stlaw.com 17 Following the notice of name change filed in this proceeding referenced above, notices hereunder shall be sent to the attention of Exelon Generation utilizing the new corporate name. 26

John J. Sipos, Esq.
Solicitor and Deputy General Counsel
NYS Department of Public Service
3 Empire State Plaza
Albany, New York 12223
john.sipos@dps.ny.gov

Ryan Coyne, Esq.
Assistant Counsel
NYS Department of Public Service
3 Empire State Plaza
Albany, New York 12223
ryan.coyne@dps.ny.gov

Bridget Frymire
Utility Supervisor
NYS Department of Public Service
3 Empire State Plaza
Albany, New York 12223
bridget.frymire@dps.ny.gov

Lisa M. Burianek, Deputy Bureau Chief
Joshua M. Tallent, AAG
Channing Wistar-Jones AAG
NYS Department of Law
Environmental Protection Bureau
The Capitol
Albany, NY 12224
lisa.burianek@ag.ny.gov

Letitia James
New York State Attorney General
NYS Office of the Attorney General
The Capitol
Albany, NY 12224

Jessica Azulay, Executive Director
Alliance for a Green Economy
2013 E. Genesee Street
Syracuse, New York 13210
jessica@allianceforagreeneconomy.org

IV. FORCE MAJEURE

Exelon Generation shall not be responsible for any failure to perform its obligations under this Joint Proposal, if it is prevented or delayed in performing those obligations by a Force Majeure Event. Where there is a Force Majeure Event, Exelon Generation shall exercise efforts to address any such event as it is occurring, and to minimize the effect of a Force Majeure Event on the

27

obligations of this Joint proposal. Exelon Generation shall also provide reasonable notice to the parties of a Force Majeure Event and the reasons the event prevents or delays Exelon Generation's performing its obligations under this Joint Proposal. V. ACKNOWLEDGEMENTS A. The Signatory Entities acknowledge that each of the other Parties is giving up substantial rights (including, for Exelon Generation, its acquiescence to accepting the conditions set forth herein as they apply to its lawful rights as owner and operator of the New York Nuclear Assets; and for the State and AGREE, their lawful rights to pursue existing and future regulatory and civil litigation actions regarding this case) in consideration for the other Parties' performance of their respective obligations under this Joint Proposal, and that such forbearafice constitutes substantial and sufficient consideration for the Parties' obligations set forth herein. B. For avoidance of doubt, this Section IV shall not be interpreted to deprive or impair a Signatory Entity,s rights with respect to another Signatory Entity's future act or omission that constitutes a breach of this Joint Proposal, as otherwise provided for in this Joint Proposal. VI. BENEFITS OF ONGOING OPERATIONS AND DECOMMISSIONING STRUCTURE Exelon Generation has agreed it will safely and reliably operate the New York Nuclear Assets, and the parties have developed financial assurance mechanisms to contribute to the cost effective and saf-e decommissioning of the New York Nuclear Assets in a timely manner utilizing a decommissioning plan which the Signatory Parties agree is projected to allow the Ginna Site and oswego Site to be decommissioned decades sooner than is otherwise permitted under NRC regulations. Absent this Joint Proposal, Exelon Generation may seek to pursue a 60-year SAFSTOR plan at the End of Licensed Life for each New York Nuclear Asset under NRC regulation, and the New york Nuclear Assets could remain in a state restricting significant 28 alternative use and development for decades longer than under Exelon Generation's decommissioning plan. The Signatory Parties agree that Exelon Generation's decommissioning plan and release by the NRC of the parcels at each New York Nuclear Asset for unrestricted future re-use present the opportunity for considerable economic and environmental benefits for New Yorkers. Decommissioning on this carefully balanced projected timeline will mean more well-paying jobs are expected to be retained at the Ginna Site and the Oswego Site after the End of Licensed Life, giving these employees and their families certainty as to their futures in New York. The local communities and the State as a whole will also benefit post-Transaction. Specifically, the decommissioning approach agreed to herein will increase the likelihood of timely Site release and potential for reuse with associated support to the property tax base for local communities, which would enable new investment and innovation as the State implements its CLCPA, and create opporlunities for new jobs in ways that would otherwise be unavailable. The Signatory Entities agree that the record reflects that the Joint Proposal sets forth a projected decommissioning schedule for the New york Nuclear Assets that is decades sooner than under a 60-yeat SAFSTOR plan currently permitted by NRC, with partial Site Release (except for the ISFSI) projected within 20 years of each New York Nuclear Asset's End of Licensed Life. VII. PROPOSED COMMISSION F'INDINGS & AUTHORIZATION The Signatory Entities hereby agree that the record in Case 21-E-0130 supports a Commission determination that the Transaction is in the public interest and the Joint Proposal is in the public interest, falls within the range of reasonable outcomes and compares favorably with the likely result of full litigation. Accordingly, the Signatory Entities recommend that the 29

Commission authorize the Transaction pursuant to NYPSL Section 70 and in accordance with Commission Settlement Rules. [Signatures on Next Pages] 30

IN WITNESS WHEREOF, the Signatory Entities have this day signed and executed this Joint Proposal. Exelon Generation Company, LLC and Exelon Corporation Name : David O. Dardis Title: Executive Vice President Date: November 23.2021 31

IN WITNESS WHEREOF, the Signatory Entities have this day signed and executed this Joint Proposal, Staff New Y State Department of Public Name: Title Date: t 32

IN WITNESS WHEREOF, the Signatory Entities have this day signed and executed this Joint Proposal.

New York State Office of the Attorney General

Name: Channing Wistar-Jones

Title: Assistant Attorney General

Date: November 23, 2021

33

IN WITNESS WHEREOF, the Signatory Entities have this day signed and executed this Joint Proposal.

[signature]
Alliance for a Green Economy

Name: Jessica Azulay

Title: Executive Director

Date: November 23, 2021

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ATTACHMENT A

The Signatory Entities to the Joint Proposal agree that the Joint Petitioners' responses to the information requests issued by the New York State Department of Public Service listed in the table below are to be made a part of the record for Case 21-E-0130. The inclusion of these responses in the record for Case 21-E-0130 shall not affect any protection previously sought by the Joint Petitioners for their confidential commercial information or trade secrets under the October 21,2021Protective Order issued in this case, under any applicable provision of New York's Freedom of Information Law, or under any regulations promulgated thereunder. March 19,2021DPS-01 July 11,2021DPS-04 July 11,2021DPS-05 JuIv 22,2021DPS-06 July 22,202tDPS-07 July 22,2021DPS-08 August 16,202IDPS.O9 Ausust 16.2021DPS-10 August 23,2021DPS-12 Ausust 20,2021DPS-13 August 31,202IDPS-14 August 31,2021DPS-15 August 31,2021DPS-16 August 3I,2021DPS-17 Ausust 31.2021DPS-18 September I3,202IDPS-19 September t3,2021DPS-20 September 17,202IDPS-21 October 14,202LDPS-27 November 22,2021DPS-28 Dateuest No.Information